Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Partners of

CubeSmart, L.P.:

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-176885-01) of CubeSmart, L.P. of our report dated January 19, 2012, with respect to the combined statement of revenues and certain expenses of the Storage Deluxe Portfolio for the year ended December 31, 2010, which report appears in the accompanying Current Report on Form 8-K/A of CubeSmart, L.P.

/s/ KPMG LLP

Philadelphia, Pennsylvania
January 19, 2012